UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
July 1, 2008
Date of Report
(Date of earliest event reported)
MIDDLEBROOK PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50414	52-2208264

(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of		Identification No.)
Incorporation)
20425 Seneca Meadows Parkway, Germantown, Maryland 20876
(Address of Principal Executive Offices)      (ZIP Code)
Registrant’s telephone number, including area code: (301) 944-6600
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On July 1, 2008, Middlebrook Pharmaceuticals, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with EGI-MBRK, L.L.C. (the “Investor”), a Delaware limited liability company and an affiliate of Equity Group Investments, L.L.C., under which the Company has agreed to sell, and the Investor has agreed to purchase, 30,303,030 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and a warrant (the “Warrant”) to purchase an aggregate of 12,121,212 shares (the “Warrant Shares”) of Common Stock for an aggregate purchase price of $100 million. The Warrant will have a term of five years and an exercise price of $3.90 per Warrant Share, subject to certain adjustments.
     The transaction is subject to approval by the Company’s stockholders and other customary closing conditions. Entities affiliated with Deerfield Management (“Deerfield”), HealthCare Ventures and Rho Ventures (collectively, the “Large Stockholders”), which collectively hold approximately 37% of the outstanding Common Stock, have entered into voting agreements with the Investor and the Company (the “Voting Agreements”), under which each of the Large Stockholders has agreed, among other things, to vote all of its shares of Common Stock in favor of the transaction and an amendment to the Company’s stock option plan to increase the number of shares of Common Stock available for grant thereunder by 7,000,000 shares (the “Plan Amendment”).
     In connection with the transaction, the Company has entered into an agreement, dated as of July 1, 2008 (the “Deerfield Agreement”), with Deerfield and certain of its affiliates, including Kef Pharmaceuticals, Inc. and Lex Pharmaceuticals, Inc. (collectively, the “Deerfield Entities”), under which the Company has agreed to repurchase, for approximately $11 million on or before the closing of the transaction (the “Closing”), its Keflex assets previously sold to certain of the Deerfield Entities in November 2007, and to terminate its ongoing royalty obligations to certain Deerfield Entities. Additionally, each of the applicable Deerfield Entities has agreed to irrevocably exercise its option to require the Company to redeem warrants to purchase 3,000,000 shares of Common Stock (the “Deerfield Warrants”), upon the occurrence of the Closing, for an aggregate redemption price of approximately $8.8 million.
     Effective upon the Closing, Dr. Edward M. Rudnic will step down from his current position as the Company’s President and Chief Executive Officer and will be replaced by John S. Thievon, and Robert C. Low will step down from his current position as the Company’s Chief Financial Officer and will be replaced by Dave Becker. Dr. Rudnic and Mr. Low will continue to serve as consultants to the Company following the Closing. The Company has entered into executive employment agreements with Messrs. Thievon and Becker (the “Employment Agreements”) and consulting agreements with Dr. Rudnic and Mr. Low, in each case effective upon the Closing. The Company has also entered into interim consulting agreements with Messrs. Thievon and Becker which became effective on July 1, 2008 (the “Consulting Agreements”).
     The Shares, the Warrant and the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements of the Securities Act. On July 1, 2008, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investor pursuant to which the Company has granted to the Investor and its permitted transferees certain registration rights with respect to the Shares, the Warrant Shares and any other shares of Common Stock acquired by the Investor or its permitted transferees after the Closing.
     A copy of the press release announcing this transaction is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
     Each of the material agreements relating to this transaction is summarized below. The summaries below do not purport to be complete and are qualified in their entirety by the full text of the related agreements, copies of which are filed as exhibits to this Current Report on Form 8-K.
Securities Purchase Agreement
     On July 1, 2008, the Company entered into the Securities Purchase Agreement with the Investor to sell the Shares and Warrant for an aggregate purchase price of $100 million. The Securities Purchase Agreement provides that the Closing is subject to certain conditions, including:
•	that the requisite approval of the Company’s stockholders has been obtained (the “Company Stockholder Approval”) with respect to (x) the issuance of the Shares and the Warrant (including the Warrant Shares) and (y) the Plan Amendment;

•	that each of the Registration Rights Agreement, the Voting Agreements and the Deerfield Agreement is in full force and effect and that the Employment Agreements have not been breached in any material respect by the Company; and

•	that the Company shall have exercised its right to purchase the Keflex assets from the applicable Deerfield Entities.
     The Securities Purchase Agreement contains customary representations and warranties, which are in certain cases modified by “materiality” and “knowledge” qualifiers. Pursuant to the Securities Purchase Agreement, the Company has agreed to increase the size of the Company’s Board of Directors (the “Company Board”) by two directors and to fill such newly created directorships, effective as the Closing, with directors designated by the Investor. The Securities Purchase Agreement provides that for so long as the Investor and its affiliates do not sell or otherwise dispose of 50% of the Shares and the Warrant Shares (on an as exercised basis) other than to the Investor’s affiliates, (i) the Investor shall be entitled to designate two directors to the Company Board; (ii) the Company shall take all necessary or appropriate action to assist in the nomination and election of the Investor’s designees as directors of the Company; and (iii) the Company shall grant participation rights to the Investor to purchase its pro rata share in certain securities offerings of the Company. In addition, the Company has agreed that, at the first annual meeting of the Company’s stockholders following the Closing, the Company shall take all lawful action to solicit stockholder approval to adopt amendments to the Company’s certificate of incorporation and bylaws providing for the declassification of the Company Board and the annual election of all directors.
     The Company has agreed to indemnify the Investor for all damages as a result of or relating to any breach of any representations, warranties, covenants or agreements made by the Company in the Securities Purchase Agreement, Registration Rights Agreement, Employment Agreements, Warrant, Voting Agreement or the Deerfield Agreement.
     The Securities Purchase Agreement may be terminated at any time prior to the Closing only as follows:
•	by the Investor or the Company if the Closing has not occurred by November 30, 2008;

•	by the Investor or the Company if the Company Stockholder Approval shall not have been obtained;

•	by the Investor if the Company Board shall fail to authorize, approve or recommend, or shall make a recommendation or take action adverse to, the transactions contemplated by the Securities Purchase Agreement;

•	by the Investor if the Company shall breach its covenant to not solicit any alternative proposal;

•	at any time by mutual agreement of the Company and the Investor;

•	by the Investor, if there has been any breach of any representation or warranty (subject to any applicable materiality and/or knowledge qualifiers), any material breach of any representation or warranty that is not so qualified, or any material breach of any covenant, of the Company contained in the Securities Purchase Agreement and such breach has not been cured within 15 days after notice thereof; or

•	by the Company, if there has been any breach of any representation or warranty (subject to any applicable materiality and/or knowledge qualifiers), any material breach of any representation or warranty that is not so qualified, or any material breach of any covenant, of the Investor contained in the Securities Purchase Agreement and such breach has not been cured within 15 days after notice thereof.
     The Company has agreed to pay to the Investor the sum of $4 million and the Investor’s expenses in the event that the Securities Purchase Agreement is terminated due to (i) the failure of the Company Board to recommend the transactions contemplated by the Securities Purchase Agreement; (ii) the breach of the Company’s covenant not to solicit alternative proposals; or (iii) the failure to obtain the Company Stockholder Approval if the Company enters into an agreement with respect to any alternative proposal within six months following such termination and consummates such transaction.
     The Investor’s obligations to purchase and pay for the Shares and the Warrant are guaranteed by EGI-Fund (08-10) Investors, L.L.C., an affiliate of the Investor.
     A copy of the Securities Purchase Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

     Registration Rights Agreement and Warrant
     The disclosure required by Item 1.01 in connection with the Registration Rights Agreement and the Warrant is included in Item 3.02 below and is incorporated herein by reference.
Deerfield Agreement
     In connection with the transaction, the Company has entered into the Deerfield Agreement under which the Company has agreed to repurchase, for approximately $11 million, its Keflex assets previously sold to certain Deerfield Entities, and to terminate its ongoing royalty obligations to certain Deerfield Entities. Such repurchases are required to take place on or prior to the Closing. Under the Deerfield Agreement, each of the Deerfield entities has irrevocably exercised its option to require the Company to redeem the Deerfield Warrants upon the occurrence of the Closing for an aggregate redemption price of approximately $8.8 million. The Deerfield Agreement provides that it will automatically terminate upon the earlier of the termination of the Securities Purchase Agreement or the agreement of the parties to the Deerfield Agreement to terminate such agreement, and that Deerfield may terminate the Deerfield Agreement in the event of a material breach by the Company of certain underlying agreements between the Company and the Deerfield Entities, each of which underlying agreements will terminate upon Closing.
     A copy of the Deerfield Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.
Voting Agreements
     The Company and the Investor have entered into Voting Agreements with the Large Stockholders, which collectively own approximately 37% of the outstanding Common Stock, under which each of the Large Stockholders has agreed to vote all of its shares of Common Stock in favor of the transaction and the Plan Amendment. The Large Stockholders have also agreed that, for so long as the Investor does not dispose of 50% of its Shares and Warrant Shares (on an as exercised basis), the Large Stockholders will vote in favor of the Investor’s two designees for the Company Board. The Voting Agreements automatically terminate upon the earliest of the termination of the Securities Purchase Agreement, the agreement of the parties to the Voting Agreements to terminate such agreements or December 31, 2008.
     A form of the Voting Agreements is attached as Exhibit 9.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities.
     Pursuant to the Securities Purchase Agreement, the Company has agreed to issue to the Investor, upon the Closing, 30,303,030 shares of Common Stock and a Warrant to purchase an aggregate of 12,121,212 Warrant Shares at an exercise price of $3.90 per Warrant Share. The Warrant has a term of five years. The Warrant contains customary anti-dilution provisions and other adjustments that may have the effect of reducing the Warrant exercise price and/or increasing the number of Warrant Shares.
     The Investor has represented that it is an accredited investor, as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act. The Shares, the Warrant and the Warrant Shares have not been registered under the Securities Act or any state securities laws. The Company relied on the exemption from the registration requirements of the Securities Act set forth in Section 4(2) thereof and the rules and regulations promulgated thereunder for the purposes of the transaction.
     The Company has entered into a Registration Rights Agreement, dated July 1, 2008, with the Investor, pursuant to which the Company granted the Investor certain registration rights with respect to the Shares, the Warrant Shares and any additional shares of Common Stock that may be issued to or purchased by the Investor or its permitted transferees after the date of the Closing. The Shares, the Warrant and the Warrant Shares have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements.
     Additional information regarding the Shares, the Warrant and the transaction is included under Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.
     The Form of Warrant and a copy of the Registration Rights Agreement are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Employment Agreement with John S. Thievon
     On July 1, 2008, the Company entered into an Employment Agreement with John S. Thievon under which Mr. Thievon has agreed to serve as the Company’s President and Chief Executive Officer, effective as of the Closing. Mr. Thievon has more than 17 years of pharmaceutical sales and marketing experience. Mr. Theivon joined Adams Respiratory Therapeutics (“Adams”) in January 1999 as Vice President, Sales and Marketing and held various roles with Adams with his most recent position being Executive Vice President, Sales and Corporate Accounts. Mr. Thievon left Adams in February 2008, following its acquisition by Reckitt Benckiser. Mr. Thievon is 40 years old.
     Pursuant to his Employment Agreement, the Company has agreed to pay Mr. Thievon an annual base salary of $500,000, subject to increase at the option and sole discretion of the Company based upon his demonstrated performance. Mr. Thievon shall be eligible to be awarded an annual cash bonus at a target amount of 55% of his base salary, provided that he has achieved all established performance objectives. Immediately following the commencement of his employment, and contingent upon the Closing, the Company has agreed to grant Mr. Thievon options to purchase shares of Common Stock in an amount equal to 2.25% of all the then issued and outstanding Common Stock plus shares of Common Stock underlying all the then issued and outstanding warrants of the Company calculated immediately following the Closing. The options shall vest over four years, with 25% of such options vesting at the first anniversary of such Employment Agreement and an additional 2.0833% of such options vesting at the end of each month thereafter for a period of 36 months. Mr. Thievon shall also be eligible to receive awards under the equity-based incentive compensation plans adopted by the Company for which senior executives are generally eligible. The specific amount, terms and conditions of any such award, if any, shall be determined in the sole discretion of the Company, but with an annual target numbering between 0.2% and 0.3% of the Common Stock of the Company plus shares of Common Stock underlying issued and outstanding warrants calculated at the time of the award. The Employment Agreement requires Mr. Thievon to abide by restrictive covenants relating to non-competition, non-solicitation and non-disclosure during his employment and for specified periods following termination of his employment.
     The Employment Agreement with Mr. Thievon is on an at-will basis, and Mr. Thievon may terminate the agreement at any time upon 90 days notice. The Employment Agreement with Mr. Thievon shall automatically terminate and become void upon the termination of the Securities Purchase Agreement. If the Employment Agreement is terminated as a result of the disability, or death, of Mr. Thievon, the Company shall pay accrued and unpaid salary, applicable benefits and pro-rata bonus. The Company shall have the right to terminate Mr. Thievon for “cause” (as defined in the Employment Agreement), upon which accrued and unpaid salary and benefits shall be paid. In the event that Mr. Thievon is terminated without cause or if Mr. Thievon terminates his employment for Good Reason (as defined in the Employment Agreement) at any time within twelve months following a Change in Control (as defined in the Employment Agreement), Mr. Thievon shall be entitled to receive all accrued and unpaid salary, benefits and, provided that Mr. Theivon has complied with all obligations under his Employment Agreement and continues to comply with all surviving obligations, pro-rata bonus, severance pay, in the form of a lump sum payment, in an amount equal to the salary that Mr. Thievon would have earned if he had continued working for the Company during the 24 months following his termination date and continued benefits for a period of 24 months following termination.
     A copy of Mr. Thievon’s Employment Agreement is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.
Employment Agreement with Dave Becker
     On July 1, 2008, the Company entered into an Employment Agreement with Dave Becker whereby Mr. Becker agreed to serve as the Company’s Executive Vice President and Chief Financial Officer, effective as of the Closing. Mr. Becker was a former senior executive at Adams, where he was Chief Financial Officer from October 2000 to February 2007. He completed Adams’ initial public offering in 2005, and was appointed Chief Financial and Administrative Officer in 2007. Mr. Becker has 18 years of experience in public accounting, mergers and acquisitions and corporate finance. Mr. Becker is 42 years old.
     Pursuant to his Employment Agreement, the Company has agreed to pay Mr. Becker an annual base salary of $400,000, subject to increase at the option and sole discretion of the Company based upon his demonstrated performance. Mr. Becker shall be eligible to be awarded an annual cash bonus at a target amount of 45% of his base salary provided he has achieved all established performance objectives. Immediately following the commencement of his employment, and contingent upon the Closing, the Company has agreed to grant Mr. Becker options to purchase 1.75% of all issued and outstanding Common Stock plus shares of Common Stock underlying all issued and outstanding warrants of the Company calculated immediately following the Closing. The options shall vest over four years, with 25% of such options vesting at the first anniversary and an additional 2.0833% of such options vesting at the end of each month thereafter for a period of 36 months. Mr. Becker shall also be eligible to receive awards under the equity-based incentive compensation plans adopted by the Company for which senior executives are generally eligible. The specific amount, terms and conditions of any such award, if any, shall be determined in the sole discretion of the Company, but with an annual target numbering between 0.15% and 0.25% of the Common Stock of the Company plus shares of Common Stock underlying issued and outstanding warrants calculated at the time of the award. The Employment Agreement requires Mr. Becker to abide by restrictive covenants relating to non-competition, non-solicitation and non-disclosure during his employment and for specified periods following termination of his employment.
     The Employment Agreement with Mr. Becker is on an at-will basis, and Mr. Becker may terminate the agreement at any time upon 90 days notice. The Employment Agreement with Mr. Becker shall automatically terminate upon the termination of the Securities Purchase Agreement. If the Employment Agreement is terminated as a result of the disability, or death, of Mr. Becker, the Company shall pay accrued and unpaid salary, applicable benefits and pro-rata bonus. The Company shall have the right to terminate Mr. Becker for “cause” (as defined in the Employment Agreement), upon which accrued and unpaid salary and benefits shall be paid. In the event that Mr. Becker is terminated without cause or if Mr. Becker terminates his employment for Good Reason (as defined in the Employment Agreement) at any time within twelve months following a Change in Control (as defined in the Employment Agreement), Mr. Becker shall be entitled to receive all accrued and unpaid salary, benefits and, provided that Mr. Becker has complied with all obligations under his Employment Agreement and continues to comply with all surviving obligations, pro-rata bonus, severance pay, in the form of a lump sum payment, in an amount equal to the salary that Mr. Becker would have earned if he had continued working for the Company during the 18 months following his termination date and continued benefits for a period of 18 months following termination.
     A copy of Mr. Becker’s Employment Agreement is attached as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.
Consulting Agreements with John S. Thievon and Dave Becker
     On July 1, 2008, the Company entered into a Consulting Agreement with each of John S. Thievon and Dave Becker. Effective upon the signing of the agreements, Messrs. Thievon and Becker have agreed to provide such consulting services with respect to the business of the Company as the Company reasonably requests. Neither Mr. Thievon nor Mr. Becker shall be eligible to participate in any of the Company’s benefit plans under the Consulting Agreements. The fees for the services of Messrs. Thievon and Becker under the Consulting Agreements shall annually be $500,000 and $400,000, respectively, pro-rated and paid on a monthly basis for the full and partial months during the term of the agreements, plus reasonable expenses. Under the Consulting Agreements, Messrs. Thievon and Becker are permitted to perform services for others, so long as the performance of such services does not interfere with the performance of their services under the Consulting Agreements. The Consulting Agreements require Messrs. Thievon and Becker to abide by provisions relating to non-disclosure of the Company’s proprietary information and acknowledgement that the Company’s proprietary information, as well as any intellectual work product of either individual, shall be the sole property of the Company.
     Each Consulting Agreement shall terminate upon the earlier to occur of (i) the Closing, (ii) the termination of the Securities Purchase Agreement, (iii) the consultant’s cessation of services to the Company, (iv) the termination by a party to the Consulting Agreement upon a material breach by the other party or (v) the agreement of the parties to the agreement to terminate the Consulting Agreement.
     Copies of the Consulting Agreements of Messrs. Thievon and Becker are attached as Exhibit 10.5 and 10.6, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.
Consulting Agreements with Edward M. Rudnic
     On June 27, 2008, the Company entered into a Consulting Agreement with Dr. Edward M. Rudnic, which shall be effective on the day following the Closing (the “Effective Date”) and shall be for a term of 24 months, subject to renewal for additional 12-month periods by mutual agreement of the parties. Under the Consulting Agreement, Dr. Rudnic has agreed to be available on a mutually agreeable schedule to provide such consulting services with respect to the business of the Company as the Company reasonably requests. The fees for the services of Dr. Rudnic under the Consulting Agreement shall be $3,000 per day or $1,500 per half-day, plus reasonable travel expenses. The Company has agreed to take all action necessary to grant to Dr. Rudnic, on the Effective Date, a stock option (the “Option”) pursuant to the terms of the Stock Incentive Plan to purchase 100,000 shares of Common Stock at an option price equal to the fair market value of such Common Stock on the date of grant as determined pursuant to the terms of the Stock Incentive Plan. The Option shall vest, in its entirety, upon expiration of the original term of the Consulting Agreement or, if earlier, upon a material breach of the Consulting Agreement by the Company. With respect to other stock options which are held on the Effective Date (the “Prior Employment Options”) by Dr. Rudnic, Dr. Rudnic’s obligations to provide consulting services under the Consulting Agreement shall constitute continued “Service” with the Company (as described in the Stock Incentive Plan and any applicable stock option agreement) so that (i) such Prior Employment Options shall continue to vest during the term of the Consulting Agreement (including any additional terms following the original term), and (ii) the exercisability of such Prior Employment Options shall be determined as if such Service continued until the expiration of the term of the Consulting Agreement (including any additional terms following the original term). In addition, with respect to any Prior Employment Options that are incentive stock options (as defined in Section 422 of the Internal Revenue Code, as amended) and that are exercised more than three months from the effective date of termination of Dr. Rudnic’s employment with the Company, such Prior Employment Options shall not be incentive stock options and instead be nonqualified stock options. Other than with respect to the Option and the changes to his Prior Employment Options, Dr. Rudnic shall not be eligible to participate in any of the Company’s benefit plans under the Consulting Agreement.
     Subject to approval of the Company, Dr. Rudnic shall have the right to engage others to assist in the accomplishment of the services described in the Consulting Agreement, and Dr. Rudnic shall be solely responsible for complying with all applicable employment and labor laws with respect to any assistants he engages and paying all compensation owed to such assistants, as well as any tax withholdings or payments. Dr. Rudnic shall also indemnify and hold the Company harmless against any and all liabilities attributable to such obligations. Under the Consulting Agreement, Dr. Rudnic is permitted to perform services for others, so long as the performance of such services does not interfere with the performance of his services under the Consulting Agreement. The Consulting Agreement requires Dr. Rudnic to abide by provisions relating to non-disclosure of the Company’s confidential information and acknowledgement and agreement that his intellectual work product meeting certain criteria shall be the sole property of the Company.
     The Consulting Agreement may be terminated (i) by a party to the Consulting Agreement upon a material breach by the other party; (ii) upon mutual written agreement of the parties; or (iii) automatically upon expiration of the original term or any renewed terms of the Consulting Agreement without additional renewal by the parties.
     A copy of Dr. Rudnic’s Consulting Agreement is attached as Exhibit 10.7 to this Current Report on Form 8-K and is incorporated herein by reference.
Consulting Agreements with Robert C. Low
     On June 30, 2008, the Company entered into a Consulting Agreement with Mr. Robert C. Low, which shall be effective on the Effective Date and shall be for a term of 24 months, subject to renewal for additional 12-month periods by mutual agreement of the parties. Under the Consulting Agreement, Mr. Low has agreed to be available to provide such consulting services with respect to the business of the Company as the Company reasonably requests. The fees for the services of Mr. Low under the Consulting Agreement shall be $1,500 per day or $750 per half-day, plus reasonable travel expenses. The Company has agreed that with respect to Prior Employment Options held by Mr. Low, Mr. Low’s obligations to provide consulting services under the Consulting Agreement shall constitute continued “Service” with the Company (as described in the Stock Incentive Plan and any applicable stock option agreement) so that (i) such Prior Employment Options shall continue to vest during the term of the Consulting Agreement (including any additional terms following the original term), and (ii) the exercisability of such Prior Employment Options shall be determined as if such Service continued until the expiration of the term of the Consulting Agreement (including any additional terms following the original term). In addition, with respect to any Prior Employment Options that are incentive stock options (as defined in Section 422 of the Internal Revenue Code, as amended) and that are exercised more than three months from the effective date of termination of Mr. Low’s employment with the Company, such Prior Employment Options shall not be incentive stock options and instead be nonqualified stock options. Other than with respect to the changes to his Prior Employment Options, Mr. Low shall not be eligible to participate in any of the Company’s benefit plans under the Consulting Agreement.
     Subject to approval of the Company, Mr. Low shall have the right to engage others to assist in the accomplishment of the services described in the Consulting Agreement, and Mr. Low shall be solely responsible for complying with all applicable employment and labor laws with respect to any assistants he engages and paying all compensation owed to such assistants, as well as any tax withholdings or payments. Mr. Low shall also indemnify and hold the Company harmless against any and all liabilities attributable to such obligations. Under the Consulting Agreement, Mr. Low is permitted to perform services for others, so long as the performance of such services does not interfere with the performance of his services under the Consulting Agreement. The Consulting Agreement requires Mr. Low to abide by provisions relating to non-disclosure of the Company’s confidential information and acknowledgement and agreement that his intellectual work product meeting certain criteria shall be the sole property of the Company.
     The Consulting Agreement may be terminated by a party to the Consulting Agreement upon a material breach by the other party.
     A copy of Mr. Low’s Consulting Agreement is attached as Exhibit 10.8 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	— Financial Statements and Exhibits.
     (d) Exhibits

Exhibit	Description

4.1	Form of Warrant Agreement

4.2	Registration Rights Agreement, dated July 1, 2008, by and among MiddleBrook Pharmaceuticals, Inc. and the investors named therein

9.1	Form of Voting Agreement dated July 1, 2008

10.1	Securities Purchase Agreement, dated July 1, 2008, by and between MiddleBrook Pharmaceuticals, Inc. and EGI-MBRK, L.L.C.

10.2
Agreement Regarding Redemption of Warrants and Exercise of Stock Purchase Right, dated July 1, 2008, by and among MiddleBrook Pharmaceuticals, Inc. and Deerfield Private Design Fund, L.P., Deerfield Private Design International, L.P., Deerfield Special Situations Fund, L.P., Deerfield Special Situations Fund International Limited, Kef Pharmaceuticals, Inc., Lex Pharmaceuticals, Inc. and Deerfield Management, L.P.

10.3	Executive Employment Agreement, dated July 1, 2008, between MiddleBrook Pharmaceuticals, Inc. and John S. Thievon

10.4	Executive Employment Agreement, dated July 1, 2008, between MiddleBrook Pharmaceuticals, Inc. and Dave Becker

10.5	Consulting Agreement, dated July 1, 2008, between MiddleBrook Pharmaceuticals, Inc. and John S. Thievon

10.6	Consulting Agreement, dated July 1, 2008, between MiddleBrook Pharmaceuticals, Inc. and Dave Becker

10.7	Consulting Agreement, dated June 27, 2008, between MiddleBrook Pharmaceuticals, Inc. and Edward M. Rudnic

10.8	Consulting Agreement, dated June 30, 2008, between MiddleBrook Pharmaceuticals, Inc. and Robert C. Low

99.1	Press Release issued July 1, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDDLEBROOK PHARMACEUTICALS, INC.
Date: July 8, 2008	By:	/s/ Edward M. Rudnic
Edward M. Rudnic, Ph.D.
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit	Description

4.1	Form of Warrant Agreement

4.2	Registration Rights Agreement, dated July 1, 2008, by and among MiddleBrook Pharmaceuticals, Inc. and the investors named therein

9.1	Form of Voting Agreement dated July 1, 2008

10.1	Securities Purchase Agreement, dated July 1, 2008, by and between MiddleBrook Pharmaceuticals, Inc. and EGI-MBRK, L.L.C.

10.2
Agreement Regarding Redemption of Warrants and Exercise of Stock Purchase Right, dated July 1, 2008, by and among MiddleBrook Pharmaceuticals, Inc. and Deerfield Private Design Fund, L.P., Deerfield Private Design International, L.P., Deerfield Special Situations Fund, L.P., Deerfield Special Situations Fund International Limited, Kef Pharmaceuticals, Inc., Lex Pharmaceuticals, Inc. and Deerfield Management, L.P.

10.3	Executive Employment Agreement between MiddleBrook Pharmaceuticals, Inc. and John S. Thievon dated July 1, 2008

10.4	Executive Employment Agreement between MiddleBrook Pharmaceuticals, Inc. and Dave Becker dated July 1, 2008

10.5	Consulting Agreement between MiddleBrook Pharmaceuticals, Inc. and John S. Thievon dated July 1, 2008

10.6	Consulting Agreement between MiddleBrook Pharmaceuticals, Inc. and Dave Becker dated July 1, 2008

10.7	Consulting Agreement between MiddleBrook Pharmaceuticals, Inc. and Edward M. Rudnic dated June 27, 2008

10.8	Consulting Agreement between MiddleBrook Pharmaceuticals, Inc. and Robert C. Low dated June 30, 2008

99.1	Press Release issued July 1, 2008